Exhibit 23.2

Deloitte Certified Public Accountants S.A. 3a Fragkokklisias & Granikou str. Marousi Athens GR 151-25 Greece Tel: +30 210 6781 100 Fax: +30 210 6776 221-2 www.deloitte.gr

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference  in this Registration Statement on Form F-3 of our report dated March 27, 2019, relating to the consolidated financial statements of Top Ships Inc. and subsidiaries appearing in the Annual Report on Form 20-F of Top Ships Inc. for the year ended December 31, 2018, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte Certified Public Accountants S.A.
Athens, Greece
October 21, 2019

Deloitte Certified Public Accountants S.A. is a member of Deloitte Touche Tohmatsu Limited, a UK private company limited by guarantee (“DTTL”). DTTL and each of its member firms are legally separate and independent entities. DTTL (also referred to as “Deloitte Global”) does not provide services to clients. Please see www.deloitte.com/about to learn more about our global network of member firms.

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